UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2026
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition
Today NIKE, Inc. (the "Company") issued a press release disclosing financial results for the fiscal quarter ended August 31, 2026. The text of the release is furnished herewith as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities
On October 1, 2026, the Company announced a multi-year enterprise program, which includes and builds upon the previous cost realignment plan announced in March 2026, collectively known as Pace (the "program"). The program is intended to enhance productivity, improve organizational effectiveness, and decrease the Company’s cost structure. The program includes initiatives to further optimize the Company’s global supply chain, better align the Company’s organizational structure to support its strategic goals, including through the establishment of a new campus in India and realigning the Company’s operating model into three geographies, as well as further streamlining of the organization to reduce costs.

The Board of Directors of the Company approved steps to implement the program, which are expected to result in pre-tax charges of approximately $1.0 billion, which is in addition to approximately $0.3 billion of severance costs recognized in fiscal 2026 in connection with the March 2026 plan. These costs are expected to consist primarily of employee severance and other employee-related costs. The Company expects approximately $0.3 billion to be recognized in fiscal 2027, with the remainder expected to be recognized through fiscal 2031. It is estimated that the majority of the charges will result in future cash expenditures and all charges will be substantially incurred by the end of fiscal 2031, subject to local law requirements.

The Company expects the program to deliver approximately $2.5 billion in cumulative savings through fiscal 2031. The savings estimate is stated before the expected pre-tax charges described above and any future reinvestment.

The expected savings, pre-tax charges and future cash expenditures are estimates and are subject to a number of assumptions, including local law requirements in various jurisdictions. Actual savings, charges and cash expenditures may differ, possibly materially, from the estimates provided above.

Forward-Looking Statements
This Current Report on Form 8-K contains certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or words or phrases of similar meaning and include statements regarding the program, including the benefits thereof, the anticipated savings and reinvestment associated therewith, the estimated charges and future cash expenditures resulting therefrom and the timing of its implementation. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties include, among others, the risk that the Company is not able to realize anticipated cost savings in the amounts or within the timeframes expected, or at all; risks related to the preliminary nature of the estimates of the charges to be incurred and future cash expenditures to be made in connection with the program, which may change in amount or timing as the Company refines the estimates over time; risks related to changes in the amount or timing of the Company’s anticipated reinvestment; risks related to delays in implementing the program, including as a result of local law requirements in various jurisdictions, or potential disruptions to the Company’s business, operations or workforce as it executes on the program; and other factors that may cause the Company to be unable to achieve the expected benefits of the program, as well as the risks and uncertainties detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including reports filed on Forms 8-K, 10-Q and 10-K. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	October 1, 2026	By:	/s/ David Denton
David Denton
Executive Vice President and Chief Financial Officer